Contract No.: ZCJZ201910010002

Shop Rental Contract of Zhichuang Juzhen Industrial Park

Lessor (hereinafter referred to as Party A): Shenzhen Zhichuang Juzhen Technology Ltd.

Lessee (hereinafter referred to as Party B): Wunong Catering Chain Management (Shenzhen) Co., Ltd. (in case of a natural person, also write ID Card No.)

In the light of the principles of good faith, mutual benefit and reciprocity and in accordance with the Contract Law of the People’s Republic of China and other laws, Party A and Party B conclude this Contract for their joint observance with respect to the matter that Party B leases the premises from Party A:

Article 1: Location and Area of the Leased Premises

The shop is located at: Room 106, Yichao Apartment, Building 11, No. 2 Hourui Industrial Zone, Huorui Community, Hangcheng Street, Baoan District, Shenzhen, and covers an area of 539.98 square meters(subject to the lease area set forth in the appendix).

Article 2: Lease Purpose: Shop.

Article 3: Lease Term:

1.	Lease Term: Three Years: being from September 12, 2019 to September 11, 2022.

2.	Renewal: After the expiration of the lease period as agreed in this Contract, if Party A agrees so, Party B may continue to lease the premises under this Contract, at the rent within the lease term, and Party B has the priority right to lease on the same conditions. The rights and obligations of both Parties within the renewal term shall be governed by the corresponding provisions of this Contract, unless otherwise agreed by both Parties.

Article 4: Rent, Payment Method and Payment Period of Rent:

1.	Rental amount: RMB 50,912 (Rent/month) plus RMB 3,399 (property fee/month), totaling RMB 54,311/month (in words: Fifty-four Thousand Three Hundred and Eleven Yuan Only). Party A and Party B agree that from the lease date as agreed in this Contract, the rent will increase by 8% every two years.

2.	Payment Method: The payment method will be designated by Party A. Within three natural days of the signing date of this Contract, Party B shall pay Party A one month of rent and the lease deposit equal to two-month rent in a lump sum, and from the first month for which Party B pays the rent, Party B shall pay the rent on a monthly basis prior to the 5th day each month. The lease deposit shall be refunded by Party A to the account designated by Party B without any interest within five business days of the expiration of this Contract between both Parties. The details of Party A’s receipt account are as follows:

Account Name: Shenzhen Zhichuang Juzhen Technology Ltd.

Account Bank: Shenzhen Agricultural Commercial Bank Xixiang Sub-branch

Account No.: 0002 8056 2700

3.	Party B must pay Party A the rent as agreed between them, or else Party B shall be deemed to have breached this Contract, and the liquidated damages shall be RMB one hundred thousand Yuan only.

4.	Agreement on Rent-free Period: Party A will grant Party B a rent-free period of 0 (renewal) natural day, commencing from the start date of lease term.

Article 5: Supporting Facilities in the Premises and Expenses Bearing

1.	Party B shall pay Party A or the third-party property management company the water and electricity costs, real estate and land use tax and other direct expenses for the use of facilities in the leased premises. (Unit prices of water and electricity costs: RMB 8/ton and RMB 1.5/kilowatt-hour respectively)

2.	Party B shall solely bear all of other expenses incurred by conduct of business activities in the leased premises (including the costs incurred by Party B due to its own application for installation of telephone, broadband, cable TV, etc.)

3.	During the lease term, Party B shall be liable for maintenance fees of the damage to the quality of the leased premises or their internal and external facilities, including internal and external waterproof, doors, windows, water and electricity of the leased premises.

Article 6: Repair of the Premises within Lease Term

1.	After the Lessor delivers the leased premises to the Lessee, the Lessee shall solely be responsible for decorating and repairing the leased premises within the use period. If the Lessee cease to use the leased premises, the Lessee shall not damage the fixed decoration facilities and structure of the leased premises.

2.	If the Lessee needs to change the original appearance or main structure of the leased premises in the process of decoration, it shall make an application with Party A, and may begin the construction only after obtaining the consent of Party A and the leaders of the relevant department, and file such change with the relevant department for record. Such decoration must be conducted by the qualified construction unit. Any and all problems occurring during and after the construction shall have nothing to do with Party A. If the construction is conducted without consent, Party A shall be entitled to early terminate this Contract and claim for losses. All consequences caused thereby shall be negotiated by both Parties or submitted to the relevant legal department, and Party B will be investigated for legal liability for its unauthorized construction.

Article 7: Rights and Obligations of Party A

1.	Party A shall be entitled to charge Party B the rent and other expenses or liquidated damages.

2.	Party A shall be entitled to supervise Party B to correctly use the leased premises, and ensure that Party B will normally use the facilities inside and outside the leased premises at the time of access thereto.

3.	Party A will not bear the operational risks and liabilities incurred by Party B.

4.	Party A shall be entitled to early terminate this Contract and make a claim if Party B :renovates, subleases, transfers or lends the leased premises without authorization; uses the leased premises to conduct the illegal operation and activities, which damages the public interests or Party A’s interests; and is in default of payment of the rent. If Party B subleases the partial premises within the lease period, it shall obtain the consent of Party A.

5.	Party A will separately sign fire safety agreement with Party B as an Appendix attached to this Contract, shall be entitled to supervise Party B to safely use the leased premises, and to require Party B to make corrections when finding that Party B has any potential safety hazard.

6.	When Party B undergoes the formalities for industry, commerce and taxation, Party A shall provide Party B with the relevant certificate of the leased premises.

7.	If Party B uses water and electricity as agreed, Party A shall ensure that the leased shop normally uses water and electricity.

Article 8: Rights and Obligations of Party B

1.	Party B shall use the leased premises to conduct normal activities pursuant to the use thereof and not be intervened by Party A, provided that Party B shall not changes such use without authorization.

2.	Party B shall ensure the fire safety, and solely be liable for personal and property damage caused by the use or decoration of the leased premises by Party B.

3.	Party B shall pay the rent and other expenses of the leased premises.

4.	Party B shall not dismantle or change the structure of the leased premises, nor engage in any illegal activities in the leased premises.

5.	If either Party is unable to normally operate in the course of business due to the other party’s causes, then the responsible party shall be liable for all losses caused thereby.

Article 9: Liability for Breach and Compensation for Termination of this Contract

1.	If the leased premises are damaged or result in any loss to the Lessee or are unable to be used due to force majeure or a natural disaster, both Parties shall not compensate each other and this Contract shall terminate.

2.	If either Party early cancels this Contract or sublease the leased premises to any other person in absence of breach of this Contract, such Party shall be deemed to have unilaterally breached this Contract, shall compensate the other Party for all economic losses and pay the liquidated damages in an amount of RMB one hundred thousand Yuan only.

Article 10: Dispute Resolution

Any disputes occurring in the performance of this Contract shall be settled by both Parties through friendly negotiation, failing which, either Party may bring an action with the people’s court.

Article 11: Regarding the matters not covered in this Contract, both Parties shall sign the supplemental agreement after joint negotiation according to the relevant provisions of the Contract Law of the People’s Republic of China, which shall have the equal legal force with this Contract.

Article 12: This Contract shall become effective after both Parties affix their signatures and seals hereon. This Contract shall be made in three pages and signed in four originals, and both Parties shall each keep two, with each of equal legal force.

Lessor (Seal): Shenzhen Zhichuang Juzhen Technology Ltd. Representative (Signature): Tel: Mailing Address: October 15, 2019

Lessee (Seal): Wunong Catering Chain Management (Shenzhen) Co., Ltd.

Representative (Signature):

Tel: 13759823978

Mailing Address: Room 106, Yichao

Apartment, Building 11, No. 2 Industrial

Zone, Hourui Community

October 15, 2019

The leased area of Wunong Restaurant
一层平面布置图

floor plan of 1st floor